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Exhibit 10.1

ADDENDUM

    THIS ADDENDUM ("Addendum") dated the 13th day of December, 2001, supplements the Transportation Agreement dated as of January 10, 2001, as amended (the "Agreement") between The United States Postal Service ("USPS") and Federal Express Corporation ("FedEx").

Preamble

    WHEREAS, USPS and FedEx entered into the Agreement in order to provide for the transportation of certain Products (as such term is defined in the Agreement);

    WHEREAS, USPS has an immediate need for the transport of Product over and above the Minimum Guaranteed Volumes transported pursuant to the Agreement;

    WHEREAS, FedEx is willing to transport such Product subject to the terms and conditions set forth in this Addendum;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Addendum, the parties agree as follows:

    1.  For purposes of this Addendum, all capitalized terms used as defined terms and not otherwise defined in this Addendum shall have meanings set forth in the Agreement. In addition to the foregoing, the following terms shall have the following meanings:

      "Aggregate Volume Fill Commitment" shall be an amount equal to [*] of the sum of Combined Committed Volumes for the Schedule Blocks during the Interim Period.

      "Billable Weekday Volume" means the greater of the actual Mid-Week Volume tendered by USPS to FedEx during the Schedule Period other than Volume Fill tendered and identified pursuant to Section 5 of this Addendum or [*] of the aggregate Daily Mid-Week Volume Commitment for the Schedule Period.

      "Billable Weekend Volume" means the greater of the actual Weekend Volume tendered by USPS to FedEx during the Schedule Period other than Volume Fill tendered and identified pursuant to Section 5 of this Addendum or [*] of the aggregate Daily Weekend Volume Commitment for the Schedule Period.

      "Combined Committed Volumes" means the Daily Mid-Week Volume Commitment multiplied by the applicable number of Operating Days plus the Daily Weekend Volume Commitment multiplied by the applicable number of Operating Days. The sum of such two amounts shall be divided by the applicable number of Operating Days.

      "Daily Mid-Week Volume Commitment" means the daily volume committed for transport during the Day Turn Operations on Tuesday through Friday of a week for a Schedule Period other than the Volume Fill.

      "Daily Weekend Volume Commitment" means the volume committed for transport during the Day Turn Operations on Saturday and Sunday of a week other than the Volume Fill.

      "Interim Period" means the period commencing December 31, 2001 and terminating on October 27, 2002.

      "Mid-Week Volume" means volume transported during the Day Turn Operations on Tuesday through Friday of a week for a Schedule Period.

      "Operating Day" means any day other than a Monday or a FedEx Holiday.

      "Schedule Block Volume Fill Commitment" means the amount of Volume Fill to which USPS commits during any Schedule Block in accordance with Section 5(a) of this Addendum.

      "Target Volume Fill Commitment" means [*] of the amount of the Combined Committed Volumes for a Schedule Block.

      "Volume Fill" means the additional volume to which USPS commits pursuant to the provisions of Section 5 of this Addendum. This volume is in addition to the Daily Mid-Week Volume Commitment and the Daily Weekend Volume Commitment set forth in Section 2 of this Addendum.

      "Volume Fill Commitment Market Lanes" means those Market Lanes which USPS designates for the tender of Volume Fill as described in Section 5(a) of this Addendum.

      "Weekend Volume" means volume transported during the Day Turn Operations on Saturday and Sunday of a week.

    2.  (a)  The Committed Volume and the Committed Volume Schedule to be in effect during the Day-turn Operations for the Interim Period will be in accordance with the Section 2(b) below. For each Schedule Period during the Interim Period, the final Committed Volume Schedule will be determined in accordance with the provisions of Sections 3.3.0, 3.5.0 and 3.6.0 of the Operating Specifications, taking into account the modification to 3.3.0 as further described in Section 5 below which shall be effective during the Interim Period. So long as the Volumes requested by USPS are in accordance with the chart in Section 2(b) below, FedEx shall be obligated to transport the amount requested. Except as provided in Section 2(c) below, in no event during the Interim Period shall FedEx be required to accept more than the maximum volumes set forth in Section 2(b) below. Unless the parties otherwise mutually agree, the tender times and the market service commitment time set forth in Attachment 1 to the Agreement shall apply for each Schedule Period during the Interim Period.

      (b)  During the Interim Period (i) the Daily Weekend Volume Commitment shall be [*] which amount shall escalate in accordance with Section 11.1 of the Agreement and (ii) the minimum Daily Weekday Volume Commitment and the maximum Daily Weekday Volume Commitment shall be as set forth in the following table:

      [*]

            If FedEx agrees to accept for transport an amount in excess of the maximum volumes for the offshore locations indicated above, FedEx will transport such excess volume to the appropriate destination within [*] after the Market Service Commitment Time provided for in Attachments 1 and 2 to Exhibit A and the Market Service Commitment Time for each such shipments shall be adjusted accordingly. If FedEx is unable to transport the excess volume to such destination by such adjusted Market Service Commitment Time, FedEx shall tender such excess volume to the gateway for the destination not later than the adjusted Market Service Commitment Time. The gateway locations for the following destinations are:

      [*]

      (c)  The parties agree that USPS may tender, and FedEx must transport, up to [*] of the Committed Volume at any origin location on any weekday or weekend Operating Day during any Schedule Block of the Interim Period.

      (d)  Notwithstanding the provisions of Exhibit B of the Agreement, during the Interim Period FedEx will invoice USPS for the non-fuel transport portion of the Day System pricing at the rates provided below:

      [*]

    3.  USPS agrees that FedEx may tender not less than [*] of the Saturday volume on Saturday and not less than [*] of the Saturday volume by noon Sunday (local time at the destination market) to USPS with the remainder not later than the Sunday tender times set forth in Attachment 1 to the

Agreement. The parties shall cooperate in good faith to identify those USPS locations where the distribution pattern described in this paragraph will minimize inefficiencies in each organization.

    4.  USPS and FedEx agree that notwithstanding the provisions of Section 11.2 of the Agreement, during the Interim Period the monthly billed volume will be computed on the following basis: [*]

    5.  (a)  The parties agree that in addition to the Mid-Week Volume Commitment and Weekend Volume Commitment, USPS shall during the Interim Period provide Volume Fill of not less than the Aggregate Volume Fill Commitment. Following USPS' submission of the Schedule Period Request Forecast pursuant to the provisions of Section 3.3.0 of the Operating Specifications, during the Interim Period, FedEx shall [*]

      (b)  If the USPS tenders an amount of Volume Fill up to the Schedule Block Volume Fill Commitment in any Schedule Block (as measured by a comparison of the Volume Fill Commitment Market Lanes to actual performance) the amount shall be credited towards the Aggregate Volume Fill Commitment. If at the close of the Interim Period (notwithstanding the extension of such period pursuant to Section 7 below) the sum of the respective Schedule Block Volume Fill Commitments is less than the Aggregate Volume Fill Commitment the amount of such deficiency shall be billed by FedEx to USPS at the [*] rates at the time of the submission of the invoice for the last Schedule Block; provided, however, if FedEx shall have failed during the Interim Period to provide a list of excess capacity equal to not less than [*] of the sum of Combined Committed Volumes, USPS' Aggregate Volume Fill Commitment shall be reduced by [*]. The billing for such deficiency shall be treated as a Supplemental Charge pursuant to Exhibit C of the Agreement.

      (c)  FedEx shall invoice USPS for the Schedule Block Volume Fill Commitment at [*] rates. Any amount of Volume Fill provided by USPS which exceeds the Schedule Block Volume Fill Commitment shall be invoiced at the [*] pursuant to Section 2(d) of this Addendum.

    6.  The parties shall meet to develop a mutually agreed process for billing the amounts provided for in this Addendum. If for any reason the parties cannot come to a mutually agreeable process, the amounts will be billed in accordance with the supplemental billing process provided for in the Agreement until a process is developed.

    7.  USPS shall have the right prior to July 1, 2002 to request that the Interim Period be extended to the end of the Term of the Agreement. If FedEx, in its sole discretion, agrees to such extension, the volume commitments and the rates provided for in this Addendum (as adjusted in accordance with Section 11.1 and Exhibit B of the Agreement) shall remain in effect for the period of such extension.

    8.  Except as amended by this Addendum, the terms and conditions of the Agreement shall remain in full force and effect and are ratified and confirmed in all respects.

    9.  If any provision of this Addendum conflicts with any provision of the Agreement, the provision in the Agreement shall govern unless otherwise provided for in this Addendum.

    IN WITNESS WHEREOF, the parties have signed this Addendum in duplicate, one for each of the Parties, as of December 13, 2001.

THE UNITED STATES POSTAL SERVICE
By:	/s/ J. DWIGHT YOUNG

Title:	Manager, National Mail Transportation Purchasing
FEDERAL EXPRESS CORPORATION
By:	/s/ PAUL J. HERRON

Title:	Vice President, Postal Transportation Management
*
BLANK SPACES CONTAINED CONFIDENTIAL INFORMATION WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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  Exhibit 10.1